UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2006

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Venoco, Inc. is a defendant in a series of lawsuits in the Los Angeles County Superior Court alleging, among other things, that air, soil and water contamination from the oil and natural gas facility at the company’s Beverly Hills field caused the plaintiffs to develop cancer or other diseases or to sustain related injuries.  There are approximately 1,000 plaintiffs in the actions, including plaintiffs in two related actions in which the company has not been named.  The judge hearing the case had previously ordered that all cases be stayed except for an initial trial group consisting of twelve “representative” plaintiffs.  On November 22, 2006, the court granted summary judgment in favor of the company and all other defendants with respect to the claims made by the representative plaintiffs.  The court’s ruling may be appealed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 27, 2006

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chief Executive Officer